UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2021

SKILLZ INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-39243 (Commission File Number)	46-2682070 (IRS Employer Identification No.)
PO Box 445
San Francisco, California 94104
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	SKLZ.WS	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Skillz Inc. (the “Company”) held its Annual Meeting of Stockholders on May 26, 2021. Below are the final voting results. For more information on the following proposals, see the Company’s proxy statement dated April 14, 2021, the relevant portions of which are incorporated herein by reference.

Election of Directors for a Term of One Year:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Andrew Paradise	1,496,334,327	3,189,682	634,252	27,238,026
Casey Chafkin	1,489,748,442	10,220,122	189,697	27,238,026
Christopher S. Gaffney	1,499,652,421	325,861	179,979	27,238,026
Jerry Bruckheimer	1,499,280,453	711,294	166,514	27,238,026
Harry E. Sloan	1,496,424,591	3,567,015	166,655	27,238,026
Kent Wakeford	1,496,724,065	3,249,562	184,634	27,238,026
Vandana Mehta-Krantz	1,496,504,470	3,069,942	583,849	27,238,026

Ratification of Appointment of Independent Registered Public Accounting Firm:

FOR	AGAINST	ABSTAIN
1,526,333,354	471,670	591,263

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SKILLZ INC.

By: /s/ Charlotte Edelman
Name: Charlotte Edelman
Title: VP of Legal

Date: May 28, 2021